EXHIBIT 4
AGREEMENT AND PLAN OF REORGANIZATION
     THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this 16th day of April, 2010, by and among FUNDVANTAGE TRUST, a Delaware statutory trust, with its principal place of business at 301 Bellevue Parkway, Wilmington, DE 19809 (“FundVantage”), with respect to Tax-Free Securities Fund and Tax-Free Short Intermediate Securities Fund (each an “Acquiring Fund”), each a series of FundVantage, PACIFIC CAPITAL FUNDS, a Massachusetts business trust, with its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219 (“Pacific Capital”), with respect to Tax-Free Securities Fund and Tax-Free Short Intermediate Securities Fund, each a series of Pacific Capital (each an “Acquired Fund” and, collectively with the Acquiring Funds, the “Funds”), and, for purposes of Sections 9.2 and 15 only, Bank of Hawaii, a Hawaii banking corporation (“BOH”). The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.
     This Agreement is intended to be, and is adopted as, a plan of reorganization and liquidation of each Acquired Fund within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The reorganization of each Acquired Fund (each a “Reorganization”) shall consist of (i) the transfer of all of the assets of the Acquired Fund in exchange for Class Y shares of beneficial interest (the “Acquiring Fund Shares”), each Acquiring Fund Share with a par value $.01 per share, of the corresponding Acquiring Fund; and the assumption by the corresponding Acquiring Fund of the identified liabilities (as hereinafter defined) of the Acquired Fund; and (ii) the distribution, promptly after the closing date provided in Section 3.1 (the “Closing Date”), of such Acquiring Fund Shares pro rata to the Class A, Class B (with respect to the Tax-Free Securities Fund only) and Class Y shareholders of the Acquired Fund, and the termination, dissolution and complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.
     WHEREAS, each Acquired Fund and each Acquiring Fund is a separate series of an open-end, registered investment company of the management type.
     WHEREAS, for purposes of this Agreement the Tax-Free Securities Fund series of FundVantage shall be the corresponding Acquiring Fund of the Tax-Free Securities Fund series of Pacific Capital, and the Tax-Free Short Intermediate Securities Fund series of FundVantage shall be the corresponding Acquiring Fund of the Tax-Free Short Intermediate Securities Fund series of Pacific Capital.
     WHEREAS, the Board of Trustees of FundVantage has determined that the exchange of all of the assets of each Acquired Fund for the Acquiring Fund Shares and the assumption of the identified liabilities of the Acquired Fund by the Acquiring Fund on the terms and conditions hereinafter set forth are in the best interests of the Acquiring Fund and that the interests of the Acquiring Fund’s existing shareholders shall not be diluted as a result of the transactions contemplated herein; and
     WHEREAS, the Board of Trustees of Pacific Capital has determined that each such exchange is in the best interests of the Acquired Fund and of each class of shareholders of the Acquired Fund and that the interests of the Acquired Fund’s existing shareholders shall not be diluted as a result of the transactions contemplated herein;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR ASSUMPTION OF LIABILITIES AND THE ACQUIRING FUND SHARES AND LIQUIDATION OF THE ACQUIRED FUND
     1.1. Subject to the terms and conditions hereof and on the basis of the representations and warranties contained herein:
          (a) Each Acquired Fund shall sell, assign, convey, transfer and deliver to the corresponding Acquiring Fund, and the corresponding Acquiring Fund shall acquire, on the Closing Date, all of the properties and assets of the Acquired Fund as set forth in Section 1.2.
          (b) In consideration therefor, the Acquiring Fund shall, on the Closing Date:
               (i) issue and deliver to the Acquired Fund the number of Acquiring Fund Shares (including fractional shares, if any) determined by dividing (A) the amount of the assets of the Acquired Fund, less the amount of the liabilities of the Acquired Fund, computed in the manner and as of the time and date set forth in Section 2.2, by (B) the net asset value of one Acquiring Fund Share as determined in the manner set forth in Section 2.3; and
               (ii) assume those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of the Acquired Fund prepared on behalf of the Acquired Fund, as of the Valuation Date (as defined in Section 2.4), in accordance with accounting principles generally accepted in the United States of America consistently applied, from the prior audited period (the “identified liabilities”). Such transactions shall take place at the closing provided for in Section 3 (the “Closing”).
          (c) The transactions described in subsections (a) and (b) above shall take place at the closing provided for in Section 3 (the “Closing”). Upon consummation of such transactions, the Acquired Fund in complete liquidation shall distribute to its respective shareholders of record as of the Closing Date the Acquiring Fund Shares received by it.
               (i) Each Acquired Fund shareholder shall be entitled to receive that number of Acquiring Fund Shares equal to the total of (1) the net asset value of aggregate shares of an Acquired Fund (the “Acquired Fund Shares”) held by such shareholder as of the Valuation Date divided by the value of such Acquired Fund’s net assets determined as set forth in Section 2.2, multiplied by (2) the total number of Acquiring Fund Shares determined pursuant to Section 1.1(b)(i).
     1.2. The property and assets of each Acquired Fund to be acquired by the corresponding Acquiring Fund shall include, without limitation, all cash, securities, commodities and futures interests, dividends and interest receivable, receivables for shares sold and all other properties and assets which are owned by the Acquired Fund on the Closing Date and shown as assets on the books of the Acquired Fund on the Closing Date.

     1.3. As provided in Section 3.4, as soon after the Closing Date as is conveniently practicable (the “Liquidation Date”), each Acquired Fund shall liquidate and distribute to its shareholders of record the Acquiring Fund Shares received by the Acquired Fund as contemplated by Section 1.1. Such liquidation and distribution shall be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of Acquired Fund shareholders of record as of the Valuation Date (as defined below) and representing the respective number of the Acquiring Fund Shares due to such shareholders. The Acquiring Fund shall not be obligated to issue certificates representing the Acquiring Fund Shares.
     1.4. With respect to the Acquiring Fund Shares distributable pursuant to Section 1.3 to an Acquired Fund shareholder holding a certificate or certificates for shares of the Acquired Fund, if any, on the Valuation Date (as defined below), the Acquiring Fund shall not permit such shareholder to receive Acquiring Fund Share certificates therefor, exchange such Acquiring Fund Shares for shares of other series of FundVantage (or for shares of certain other funds for which exchange is typically offered, as described in the Acquiring Fund Prospectus), effect an account transfer of such Acquiring Fund Shares, or pledge or redeem such Acquiring Fund Shares until the Acquiring Fund has been notified by the Acquired Fund or its agent that such Acquired Fund shareholder has surrendered all his or her outstanding certificates for Acquired Fund Shares or, in the event of lost certificates, posted adequate bond.
     1.5. As soon as practicable after the Closing Date, each Acquired Fund shall make all filings and take all other steps as shall be necessary and proper to effect its complete liquidation. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Closing Date and thereafter.
     1.6. Any and all obligations or liabilities arising under or in respect of this Agreement with respect to the reorganization of an Acquired Fund shall be those of the Acquired Fund or the corresponding Acquiring Fund, as the case may be, and shall not otherwise be obligations or liabilities of Pacific Capital or FundVantage or any other series thereof, and, for clarity, under no circumstances shall any other series of Pacific Capital or FundVantage have any obligation or liability under or in respect of this Agreement or the transactions contemplated hereby.
2.	VALUATION
     2.1. On the Closing Date, the Acquiring Fund shall deliver to each Acquired Fund a number of Acquiring Fund Shares (including fractional shares, if any) determined as provided in Section 1.
     2.2. The value of each Acquired Fund’s net assets shall be computed as of the Valuation Date (as defined below) using the valuation procedures for the Acquiring Fund set forth in FundVantage’s Agreement and Declaration of Trust and Bylaws and the Acquiring Fund’s then current prospectus or prospectuses and statement of additional information (collectively, as amended or supplemented from time to time, the “Acquiring Fund Prospectus”).

     2.3. The net asset value of an Acquiring Fund Share of an Acquiring Fund shall be the net asset value per Class Y share of the Acquired Fund computed as of the Valuation Date using the valuation procedures for the Acquiring Fund set forth in FundVantage’s Agreement and Declaration of Trust and the Acquiring Fund Prospectus.
     2.4. The Valuation Date shall be 4:00 p.m. Eastern time, and after the declaration of any dividends by the Acquired Fund, on the business day immediately preceding the Closing Date, or such earlier date as may be mutually agreed upon in writing by the parties hereto (the “Valuation Date”).
     2.5. Each Acquiring Fund shall issue the Acquiring Fund Shares to the corresponding Acquired Fund on one share deposit receipt registered in the name of the Acquired Fund. The Acquired Fund shall distribute in liquidation the Acquired Fund Shares received by it hereunder to its Class A shareholders, Class B Shareholders (with respect to the Tax-Free Securities Fund only) and Class Y shareholders as contemplated by Section 1.1, by redelivering such share deposit receipt to FundVantage’s transfer agent which shall as soon as practicable set up open accounts for Acquired Fund shareholders in accordance with written instructions furnished by the Acquired Fund. Immediately after the close of business on the Valuation Date, the share transfer books of the Acquired Fund shall be closed and no further transfers of Acquired Fund Shares shall be made.
     2.6. Each Acquired Fund shall pay or cause to be paid to the corresponding Acquiring Fund any interest, cash or such dividends, rights and other payments received by the Acquired Fund on or after the Closing Date with respect to the Investments (as defined below) and other properties and assets of the Acquired Fund, whether accrued or contingent, received by the Acquired Fund on or after the Closing Date. Any such distribution shall be deemed included in the assets transferred to the Acquiring Fund at the Closing Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone “ex” such distribution prior to the Valuation Date, in which case any such distribution which remains unpaid at the Closing Date shall be separately included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.
     2.7. All computations of value shall be made by the pricing agent for the Acquiring Fund, in accordance with its regular practice in pricing the shares and assets of the Acquiring Fund using the valuation procedures set forth in FundVantage’s Agreement and Declaration of Trust and the Acquiring Fund Prospectus.
3.	CLOSING AND CLOSING DATE
     3.1. The Closing Date shall be June 28, 2010, or on such other date as the parties may agree. The Closing shall be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, at 9:00 a.m. Eastern Time or at such other time and/or place as the parties may agree.
     3.2. The portfolio securities of each Acquired Fund shall be made available by the Acquired Fund to PFPC Trust Company, as custodian for the corresponding Acquiring Fund (the “Custodian”), for examination no later than five business days preceding the Valuation Date.

On the Closing Date, such portfolio securities and all the Acquired Fund’s cash shall be delivered by the Acquired Fund to the Custodian for the account of the Acquiring Fund, which portfolio securities shall be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the “1940 Act”), and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of “PFPC Trust Company, custodian for [___] Fund.”
     3.3. If on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of an Acquired Fund or the corresponding Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days after the Valuation Date, the Valuation Date shall be postponed to a date mutual agreeable to Pacific Capital and FundVantage.
     3.4. At the Closing, each Acquired Fund or its transfer agent shall deliver to the corresponding Acquiring Fund or its designated agent a list of the names and addresses of the Acquired Fund shareholders and the number of outstanding shares of the Acquired Fund owned by each Acquired Fund shareholder, all as of the close of business on the Valuation Date, certified by the President, any Vice President, the Secretary or any Assistant Secretary of Pacific Capital on behalf of the Acquired Fund. The Acquiring Fund shall provide to the Acquired Fund evidence reasonably satisfactory to the Acquired Fund that the Acquiring Fund Shares issuable pursuant to Section 1.1 have been credited to the Acquired Fund’s account on the books of the Acquiring Fund. On the Liquidation Date, the Acquiring Fund shall provide to the Acquired Fund evidence reasonably satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited pro rata to open accounts in the names of Acquired Fund shareholders as provided in Section 1.3.
     3.5. At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by Section 1.
4.	REPRESENTATIONS AND WARRANTIES
     4.1. Representations and Warranties of Pacific Capital, on behalf of the Acquired Funds.

     Pacific Capital, on behalf of each Acquired Fund, represents and warrants the following to the corresponding Acquiring Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:
          (a) Pacific Capital is a Massachusetts business trust duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Pacific Capital is qualified as a foreign entity in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on Pacific Capital or the Acquired Fund. The Acquired Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted.
          (b) Pacific Capital is duly registered under the 1940 Act, as a management company of the open-end type, and such registration has not been revoked or rescinded and is in full force and effect, and the Acquired Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Declaration of Trust of Pacific Capital and the 1940 Act.
          (c) The Acquired Fund is not in violation in any material respect of any provisions of Pacific Capital’s Declaration of Trust or Bylaws or any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund or its assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.
          (d) The Acquired Fund’s current prospectus and statement of additional information (collectively, as amended or supplemented from time to time, the “Acquired Fund Prospectus”) conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and do not include any untrue statement of a material fact or omit to state any material fact relating to Pacific Capital or the Acquired Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (e) At the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Fund’s assets to be transferred to the Acquiring Fund pursuant to Section 1.2.
          (f) No material litigation, administrative or other proceeding or investigation is presently pending or, to the knowledge of Pacific Capital and the Acquired Fund, threatened as to the Acquired Fund or any of its properties or assets or any person who the Acquired Fund may be obligated to directly or indirectly indemnify in connection with such litigation, proceeding or investigation. Neither Pacific Capital nor the Acquired Fund knows of any facts which might form the basis for the institution of such proceedings, and neither Pacific Capital nor the Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

          (g) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) of the Acquired Fund at, as of and for the fiscal year ended July 31, 2009, audited by KPMG LLP, independent registered public accounting firm to the Acquired Fund, and, if available, the statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments at, as of and for the six months ended January 31, 2010, copies of which have been furnished to the Acquiring Fund, fairly reflect the financial condition, assets and liabilities and results of operations of the Acquired Fund at and as of such date and for the period then ended in accordance with accounting principles generally accepted in the United States of America consistently applied, and the Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since January 31, 2010. Prior to the Closing Date, the Acquired Fund shall quantify and reflect on its statements of assets and liabilities all of its material known liabilities and shall advise the Acquiring Fund of all material known liabilities, contingent or otherwise, incurred by it subsequent to July 29, 2009 or January 31, 2010, as the case may be, whether or not incurred in the ordinary course of business.
          (h) Since January 31, 2010, there has not been any material adverse change in the Acquired Fund’s financial condition, assets, liabilities or business, or any incurrence by the Acquired Fund of indebtedness, other than in the ordinary course of business. For purposes of this subparagraph (h), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by the Acquired Fund, the discharge of liabilities of the Acquired Fund, or the redemption of Acquired Fund Shares by shareholders of the Acquired Fund shall not constitute a material adverse change.
          (i) As of the Closing Date, all federal and other tax returns and reports of the Acquired Fund required by law to have been filed by such date (giving effect to extensions) shall have been timely filed and are or were true, correct and complete in all material respects as of the time of their filing, and all taxes of the Acquired Fund which are due and payable (whether or not shown on any tax return) shall have been timely paid in full. The Acquired Fund is not liable for taxes of any person other than itself and is not a party to or otherwise bound by any tax sharing, allocation, assumption or indemnification agreement or arrangement. All of the Acquired Fund’s tax liabilities shall have been adequately provided for on its books. The Acquired Fund has not had any tax deficiency or liability asserted against it or question with respect thereto raised, and no dispute, audit, investigation, proceeding or claim concerning any tax liabilities of the Acquired Fund has been raised by the Internal Revenue Service or by any other governmental authority in writing, and to the Acquiring Fund’s knowledge, no such dispute, audit, investigation, proceeding or claim is pending, being conducted or claimed.
          (j) The Acquired Fund has met the requirements of subchapter M of the Code for qualification and treatment as a “regulated investment company” within the meaning of Sections 851 et seq. of the Code in respect of each taxable year since the commencement of operations, and shall continue to meet such requirements at all times through the Closing Date. The Acquired Fund has not at any time since its inception been liable for and is not now liable for any material income or excise tax pursuant to Section 852 or 4982 of the

Code. The Acquired Fund has no other tax liability (foreign, state, local), except as accrued on the Acquired Fund’s books. The Acquired Fund has no earnings and profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply.
          (k) The Acquired Fund is not under the jurisdiction of a court in a “Title 11 or similar case” (within the meaning of Section 368(a)(3)(A) of the Code);
          (l) Except as otherwise disclosed in writing to the Acquiring Fund, the Acquired Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.
          (m) The Acquired Fund has not granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made.
          (n) The Acquired Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder.
          (o) Except as otherwise disclosed to the Acquiring Fund, the Acquired Fund has not previously been a party to a tax-free reorganization under the Code.
          (p) The Acquired Fund has not received written notification from any tax authority that asserts a position contrary to any of the above representations.
          (q) The authorized capital of Pacific Capital consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the Board of Trustees of Pacific Capital may authorize from time to time. The outstanding shares of beneficial interest of the Acquired Fund are divided into Class A shares, Class B shares (with respect to the Tax-Free Securities Fund only) and Class Y shares, each having the characteristics described in the Acquired Fund Prospectus and will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in Section 3.4. All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund, and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquired Fund are outstanding, other than (i) privileges for the reinvestment of dividends and capital gains dividends of the Acquired Fund, and (ii) exchange privileges for shares of other series of Pacific Capital into shares of the Acquired Fund.
          (r) The Acquired Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund Prospectus, except as previously disclosed in writing to the Acquiring Fund.
          (s) The execution, delivery and performance of this Agreement has been duly authorized by the Board of Trustees of Pacific Capital and by all other necessary trust action on the part of Pacific Capital and the Acquired Fund, other than shareholder approval as required by Section 8.1 hereof, and subject to such shareholder approval, this Agreement constitutes the valid and binding obligation of the Acquired Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.
          (t) The Acquiring Fund Shares to be issued to the Acquired Fund pursuant to the terms of this Agreement will not be acquired for the purpose of making any distribution thereof other than to Acquired Fund shareholders as provided in Section 1.1(c).
          (u) The information relating to Pacific Capital and the Acquired Fund furnished by Pacific Capital and the Acquired Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby is and will be accurate and complete in all material respects and does and will comply in all material respects with federal securities laws and regulations thereunder applicable thereto.
          (v) As of the date of this Agreement, Pacific Capital and the Acquired Fund have provided the Acquiring Fund with information relating to Pacific Capital and the Acquired Fund reasonably necessary for the preparation of a prospectus, including the proxy statement of the Acquired Fund (the “Prospectus/Proxy Statement”), to be included in a Registration Statement on Form N-14 of FundVantage (the “Registration Statement”), in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and the 1940 Act in connection with the meeting of shareholders of the Acquired Fund to approve this Agreement and the transactions contemplated hereby. As of the effective date of the Registration Statement, the date of the meeting of shareholders of the Acquired Fund and the Closing Date, the Prospectus/Proxy Statement, including the documents contained or incorporated therein by reference, insofar as it relates to Pacific Capital or the Acquired Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.
          (w) There are no material contracts outstanding to which the Acquired Fund is a party, other than as disclosed in the Acquired Fund Prospectus or in the Registration Statement.
          (x) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

          (y) As of both the Valuation Date and the Closing Date, the Acquired Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the Acquiring Fund pursuant to this Agreement. At the Closing Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, the Acquiring Fund will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of the Acquired Fund, and without any current or future restrictions upon the transfer thereof, except such restrictions on future transfer as might arise under the 1933 Act. As used in this Agreement, the term “Investments” shall mean the Acquired Fund’s investments shown on the audited schedule of its portfolio investments as of July 31, 2009, referred to in Section 4.1(g) hereof, as supplemented with such changes as the Acquired Fund shall make after July 31, 2009, which changes shall be disclosed to the Acquiring Fund in an updated schedule of investments, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date.
          (z) The books and records of the Acquired Fund made available to the Acquiring Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquired Fund.
          (aa) To the best of Pacific Capital’s and the Acquired Fund’s knowledge, all of the issued and outstanding shares of the Acquired Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquired Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.
     4.2. Representations and Warranties of FundVantage, on behalf of the Acquiring Funds.
     FundVantage, on behalf of each Acquiring Fund, represents and warrants the following to the corresponding Acquired Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:
          (a) FundVantage is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware and has power to own all of its properties and assets and to carry out its obligations under this Agreement. FundVantage is qualified as a foreign entity in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on FundVantage or the Acquiring Fund. The Acquiring Fund will prior to the Closing Date have all necessary federal, state and local authorizations to carry on its business as now being conducted.
          (b) FundVantage is duly registered under the 1940 Act, as a management company of the open-end type, and such registration has not been revoked or rescinded and is in full force and effect, and the Acquiring Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Agreement and Declaration of Trust of FundVantage and the 1940 Act.
          (c) The Acquiring Fund is not in violation in any material respect of any provisions of FundVantage’s Agreement and Declaration of Trust or Bylaws or any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund or its assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.
          (d) As of the date of the mailing of the Prospectus/Proxy Statement and as of the Closing Date, the Acquiring Fund Prospectus will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact relating to FundVantage or the Acquiring Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (e) No material litigation, administrative or other proceeding or investigation is presently pending or, to the knowledge of FundVantage and the Acquiring Fund, threatened as to the Acquiring Fund or any of its properties or assets or any person who the Acquiring Fund may be obligated to directly or indirectly indemnify in connection with such litigation, proceeding or investigation. Neither FundVantage nor the Acquiring Fund knows of any facts which might form the basis for the institution of such proceedings, and neither FundVantage nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.
          (f) Other than any assets and liabilities of the Acquiring Fund relating to the investment by the initial shareholder of the Acquiring Fund, which investment will not exceed $10.00, the Acquiring Fund has no assets or known liabilities, contingent or otherwise.
          (g) The Acquiring Fund was established in order to effect the transactions described in this Agreement, and, prior to the Closing Date, shall not have carried on any business activity (other than such activities as are customary to the organization of a new series prior to its commencement of investment operations). It has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a “regulated investment company” for federal income tax purposes. However, upon filing its first federal income tax return at the completion of its first taxable year, the Acquiring Fund shall elect to be a “regulated investment company” and until such time shall take all steps reasonably necessary to ensure that it qualifies for taxation as a “regulated investment company” under Sections 851 and 852 of the Code.
          (h) The authorized capital of FundVantage consists of an unlimited number of shares of beneficial interest, par value $.01 per share, of such number of different series as the Board of Trustees of FundVantage may authorize from time to time. As of the date of this Agreement, the Acquiring Fund has no outstanding shares of any class. As of the Closing Date, the outstanding shares of beneficial interest of the Acquiring Fund will consist solely of

Class Y shares having the characteristics described in the Acquiring Fund Prospectus effective at such time. Except as set forth in this Agreement, no options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquiring Fund are outstanding.
          (i) The execution, delivery and performance of this Agreement has been duly authorized by the Board of Trustees of FundVantage and by all other necessary trust action on the part of FundVantage and the Acquiring Fund, and constitute the valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.
          (j) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Class Y shares of beneficial interest in the Acquiring Fund, will be fully paid and non-assessable by the Acquiring Fund and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. Except as set forth in this Agreement, no options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquiring Fund are outstanding.
          (k) The information furnished by FundVantage and the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby is and will be accurate and complete in all material respects and does and will comply in all material respects with federal securities laws and regulations thereunder applicable thereto.
          (l) As of the effective date of the Registration Statement, the date of the meeting of shareholders of the Acquired Fund and the Closing Date, the Prospectus/Proxy Statement, including the documents contained or incorporated therein by reference, insofar as it relates to FundVantage and the Acquiring Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.
          (m) There are no material contracts outstanding to which the Acquiring Fund is a party, other than as disclosed in the Acquiring Fund Prospectus and the Registration Statement.
          (n) As of both the Valuation Date and the Closing Date, the Acquiring Fund will have full right, power and authority to sell, assign, transfer and deliver the Acquiring Fund Shares and to receive the assets and liabilities of the Acquired Fund to be transferred to the Acquired Fund pursuant to this Agreement. At the Closing Date, the Acquired Fund will acquire the Acquiring Fund Shares subject to no encumbrances, liens or security interests in favor of any third party creditor of the Acquiring Fund, and without any restrictions upon the transfer thereof.

          (o) The books and records of the Acquiring Fund made available to the Acquired Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquiring Fund.
          (p) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws.
          (q) To the best of FundVantage’s and the Acquiring Fund’s knowledge, all of the issued and outstanding shares of the Acquiring Fund will have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom).
          (r) FundVantage has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act applicable to the Acquiring Fund.
          (s) FundVantage has no current intention to terminate any of its existing relationships with PNC Global Investment Servicing and affiliates thereof.
5. COVENANTS OF THE PARTIES.
     5.1. Each Acquired Fund and each Acquiring Fund shall operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that, with respect to an Acquired Fund, such ordinary course of business shall include purchases and sales of portfolio securities, sales and redemptions of Acquired Fund Shares, and regular and customary periodic dividends and distributions, and with respect to the Acquiring Fund, such ordinary course of business shall be limited to such actions as are customary to the organization of a new series prior to its commencement of investment operations.
     5.2. Pacific Capital shall call a meeting of the Acquired Fund shareholders of each Acquired Fund as soon as practicable after the date of the effectiveness of the Registration Statement to be held prior to the Closing Date for the purpose of considering the sale of all of such Acquired Fund’s assets to and the assumption of all of its identified liabilities by the corresponding Acquiring Fund as herein provided, adopting this Agreement and authorizing the liquidation of the Acquired Fund, and taking all other action necessary to obtain the required shareholder approval of the transactions contemplated hereby.
     5.3. In connection with the Acquired Fund shareholders’ meeting referred to in Section 5.2, FundVantage, with the assistance of Pacific Capital, shall prepare the Registration Statement and Prospectus/Proxy Statement for such meeting, which FundVantage shall file for the registration under the 1933 Act of the Acquiring Fund Shares to be distributed to Acquired Fund shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act.
     5.4. Each of Pacific Capital, the Acquired Funds, FundVantage and the Acquiring Funds shall cooperate with the others, and each shall furnish to the others the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the

rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus/Proxy Statement. Without limiting the foregoing, Pacific Capital and the Acquired Fund shall assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of Acquired Fund Shares.
     5.5. Subject to the provisions of this Agreement, Pacific Capital, FundVantage, the Acquired Funds and the Acquiring Funds shall each take, or cause to be taken, all action, and do or cause to be done, all things, reasonably necessary, proper or advisable to cause the conditions to the other parties’ obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.
     5.6. As promptly as practicable, but in any case within sixty days after the Closing Date, Pacific Capital or each Acquired Fund shall furnish the corresponding Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that shall be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which shall be reviewed by KPMG LLP and certified by Pacific Capital’s President and Treasurer.
     5.7. The Acquiring Fund shall use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or blue sky laws as it may deem appropriate in order to continue its operations after the Closing Date.
     5.8. Pacific Capital and each Acquired Fund agree that the liquidation and termination of the Acquired Fund shall be effected in the manner provided in Pacific Capital’s Declaration of Trust and Bylaws in accordance with applicable law, and that on and after the Closing Date, the Acquired Fund shall not conduct any business except in connection with its liquidation and termination.
     5.9. It is the intention of the parties that the transaction contemplated by this Agreement with respect to each Acquired Fund and its corresponding Acquiring Fund will qualify as reorganizations within the meaning of Section 368(a) of the Code. None of the parties to this Agreement shall take any action or cause any action to be taken that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code.
     5.10. Pacific Capital and each Acquired Fund agree to fully cooperate with the corresponding Acquiring Fund in connection with the preparation and filing of any tax returns for the Acquired Fund and/or the Acquiring Fund for (i) tax periods ending prior to the Closing Date for which the return is not yet due as of the Closing Date and (ii) tax periods including the Closing Date. Pacific Capital and the Acquired Fund shall provide such cooperation, which shall include providing reasonable access to their records, at the request of the Acquiring Fund and without any additional consideration therefor.
6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS.
     The obligations of each Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by Pacific Capital and the corresponding Acquired Fund of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:
     6.1. The Acquired Fund shall have delivered to the Acquiring Fund a certificate executed on the Acquired Fund’s behalf by Pacific Capital’s President or any Vice President and its Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of Pacific Capital and the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that Pacific Capital and the Acquired Fund have complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date.
     6.2. The Acquired Fund shall have furnished to the Acquiring Fund a copy of the tax books and records of the Acquired Fund necessary for purposes of preparing any tax returns required by law to be filed by the Acquiring Fund after the Closing Date, as well as a statement of the Acquired Fund’s assets and liabilities, with values determined as provided in Section 2 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Date, certified on the Acquired Fund’s behalf by Pacific Capital’s President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Closing Date, to the effect that as of the Valuation Date and as of the Closing Date there has been no material adverse change in the financial position of the Acquired Fund since January 31, 2010.
     6.3. The assets of the Acquired Fund to be acquired by the Acquiring Fund shall not include any assets which the Acquiring Fund, by reason of limitations contained in FundVantage’s Agreement and Declaration of Trust or of investment restrictions disclosed in the Acquiring Fund Prospectus in effect on the Closing Date, may not properly acquire.
     6.4. All actions and proceedings taken by the Acquired Fund in connection with the transactions contemplated by this Agreement and all material documents related thereto shall be reasonably satisfactory in form and substance to the Acquiring Fund.
     6.5. The Acquired Fund shall have furnished to the Acquiring Fund a certificate, signed on its behalf by the President or any Vice President and the Treasurer or any Assistant Treasurer of Pacific Capital, as to the adjusted tax basis in the hands of the Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement, together with any such other evidence as to such adjusted tax basis as the Acquiring Fund may reasonably request.
     6.6. The Acquired Fund’s custodian shall have delivered to the Acquiring Fund a certificate identifying all of the assets of the Acquired Fund held by such custodian as of the Valuation Date.
     6.7. The Acquired Fund’s transfer agent shall have provided to the Acquiring Fund’s transfer agent (i) the originals or true copies of all of the records of the Acquired Fund in the possession of the Acquired Fund’s transfer agent as of the Closing Date, (ii) a record specifying the number of Acquired Fund Shares outstanding as of the Valuation Date and (iii) a record specifying the name and address of each holder of record of any Acquired Fund Shares and the number of Acquired Fund Shares held of record by each such shareholder as of the Valuation Date. The Acquired Fund’s transfer agent shall also have provided the Acquiring Fund with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.
     6.8. All of the issued and outstanding shares of the Acquired Fund shall have been offered for sale and sold in conformity with all applicable state securities or blue sky laws (including any applicable exemptions therefrom) and, to the extent that any audit of the records of the Acquired Fund or its transfer agent by the Acquiring Fund or its agents shall have revealed otherwise, either (i) the Acquired Fund shall have taken all actions determined by the Acquiring Fund or its counsel to be necessary to remedy any prior failure on the part of the Acquired Fund to have offered for sale and sold such shares in conformity with such laws or (ii) the Acquired Fund shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of the Acquiring Fund in amounts sufficient and upon terms satisfactory, as determined by the Acquiring Fund or its counsel, to indemnify the Acquiring Fund against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of the Acquired Fund to have offered and sold such shares in conformity with such laws.
     6.9. The Acquiring Fund shall have received a favorable opinion of Bingham McCutchen LLP, counsel to the Acquired Fund for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of Bingham McCutchen LLP appropriate to render the opinions expressed therein, and in a form satisfactory to the Acquiring Fund, to the following effect:
          (a) Pacific Capital has been formed and is validly existing as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust” under the laws of the Commonwealth of Massachusetts and has power as a voluntary association to own all of its properties and assets and to carry on its business as an open-end registered investment company as described in the Acquired Fund Prospectus, and the Acquired Fund is a separate series thereof duly constituted in accordance with the Declaration of Trust and Bylaws of Pacific Capital.
          (b) This Agreement has been duly authorized, executed and delivered by Pacific Capital, on behalf of the Acquired Fund, and assuming the due authorization, execution and delivery of this Agreement by FundVantage, on behalf of the corresponding Acquiring Fund, is a valid and binding obligation of the Acquired Fund enforceable against Pacific Capital and the Acquired Fund in accordance with its terms, subject to such counsel’s standard exceptions.
          (c) The Acquired Fund has the power as a series of a business trust to sell, assign, transfer and deliver the assets and liabilities to be transferred by it hereunder.
          (d) The execution and delivery of this Agreement by Pacific Capital on behalf of the Acquired Fund did not, and the performance by Pacific Capital and the Acquired

Fund of their obligations hereunder will not, violate Pacific Capital’s Declaration of Trust or Bylaws, or any provision of any agreement described in or filed with the Acquired Fund Prospectus or the Acquired Fund’s registration statement on Form N-1A to which Pacific Capital or the Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any judgment or decree to which Pacific Capital or the Acquired Fund is a party or by which it or its property is bound.
          (e) To the knowledge of such counsel, no consent, approval, authorization or order of any Massachusetts or federal court or governmental authority is required for the consummation by Pacific Capital or the Acquired Fund of the transactions contemplated by this Agreement, except such as have been obtained.
          (f) Pacific Capital is registered with the Securities and Exchange Commission as an investment company under the 1940 Act.
          (g) In addition, such counsel shall confirm whether, as of the Closing Date, it is representing Pacific Capital or the Acquired Fund in any pending litigation in which Pacific Capital or the Acquired Fund is a named defendant.
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUNDS.
     The obligations of each Acquired Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by FundVantage and the corresponding Acquiring Fund of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:
     7.1. The Acquiring Fund shall have delivered to the Acquired Fund a certificate executed on the Acquiring Fund’s behalf by FundVantage’s President or any Vice President and its Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of FundVantage and the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that FundVantage and the Acquiring Fund have complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date.
     7.2. FundVantage, on behalf of the Acquiring Fund, shall have executed and delivered to the Acquired Fund an Assumption of Liabilities dated as of the Closing Date pursuant to which the Acquiring Fund shall assume all of the identified liabilities of the Acquired Fund existing at the Valuation Date in connection with the transactions contemplated by this Agreement.
     7.3. All actions and proceedings taken by the Acquiring Fund in connection with the transactions contemplated by this Agreement and all material documents related thereto shall be reasonably satisfactory in form and substance to the Acquired Fund.

     7.4. The transactions provided for herein with respect to the other Acquired Fund and its corresponding Acquiring Fund will be completed simultaneously with those of such Acquired Fund and its corresponding Acquiring Fund.
     7.5. The Acquired Fund shall have received a favorable opinion of Pepper Hamilton LLP, counsel to FundVantage for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of Pepper Hamilton LLP appropriate to render the opinions expressed therein, and in a form satisfactory to the Acquired Fund, substantially to the following effect:
          (a) FundVantage is a statutory trust duly formed, validly existing and in good standing in conformity with the laws of the State of Delaware and has power to own all of its properties and assets and to carry on its business as an open-end registered investment company as described in the Acquired Fund Prospectus, and the Acquiring Fund is a separate series thereof duly constituted in accordance with the Declaration of Trust and the Bylaws of FundVantage.
          (b) This Agreement has been duly authorized, executed and delivered by FundVantage, on behalf of the Acquiring Fund, and assuming the due authorization, execution and delivery of this Agreement by Pacific Capital, on behalf of the corresponding Acquired Fund, is the valid and binding obligation of the Acquiring Fund enforceable against FundVantage and the Acquiring Fund in accordance with its terms, subject to such counsel’s standard exceptions.
          (c) The Acquiring Fund has the power to assume the liabilities to be assumed by it hereunder.
          (d) Assuming that a consideration thereof not less than the net asset value thereof has been paid, the Acquiring Fund Shares to be issued for transfer to the corresponding Acquired Fund shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery shall be validly issued and outstanding and fully paid and nonassessable Class Y shares of beneficial interest in the Acquiring Fund.
          (e) The execution and delivery of this Agreement by FundVantage on behalf of the Acquiring Fund did not, and the performance by FundVantage and the Acquiring Fund of their obligations hereunder will not, violate FundVantage’s Agreement and Declaration of Trust or Bylaws, or any provision of any agreement described in or filed with the Acquired Fund Prospectus or the Acquired Fund’s registration statement on Form N-1A to which FundVantage or the Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which FundVantage or the Acquiring Fund is a party or by which it or its property is bound.
          (f) To the knowledge of such counsel, no consent, approval, authorization or order of any Delaware or federal court or governmental authority is required for the consummation by FundVantage or the Acquiring Fund of the transactions contemplated by this Agreement except such as may be required under state securities or blue sky laws or such as have been obtained.
          (g) FundVantage is registered with the Securities and Exchange Commission as an investment company under the 1940 Act.
          (h) In addition, such counsel shall confirm whether, as of the Closing Date, it is representing FundVantage or the Acquired Fund in any pending litigation in which FundVantage or the Acquired Fund is a named defendant.
8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES.
     The respective obligations of each Acquired Fund and its corresponding Acquiring Fund hereunder are subject to the further conditions that on or before the Closing Date:
     8.1. This Agreement shall have been approved by the vote of a majority of the outstanding shares of both Acquired Funds in the manner required by Pacific Capital’s Declaration of Trust, Bylaws, the 1940 Act and other applicable law, and the parties shall have received reasonable evidence of each approval.
     8.2. On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
     8.3. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state blue sky and securities authorities) deemed necessary by Pacific Capital or FundVantage to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either Acquiring Fund or either Acquired Fund.
     8.4. The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
     8.5. The post-effective amendment to the registration statement of FundVantage on Form N-1A relating to shares of the Acquiring Funds shall have become effective and no stop order suspending the effectiveness thereof shall have been issued.
     8.6. Each Acquired Fund shall have declared a dividend or dividends which, together with all previous such dividends shall have the effect of distributing to such Acquired Fund’s shareholders all of such Acquired Fund’s investment company taxable income for all taxable periods ending on the Closing Date (computed without regard to any deduction for dividends paid) and all of the net capital gains realized in all taxable periods ending on the Closing Date (after reduction for any capital loss carryforward).
     8.7. Each Acquired Fund and the corresponding Acquiring Fund shall have received a favorable opinion of Pepper Hamilton LLP dated on the Closing Date (which opinion shall be subject to certain qualifications) satisfactory to both parties substantially to the effect that, on the basis of the existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules, and court decisions, for federal income tax purposes:
          (a) The acquisition by the Acquiring Fund of the assets of the Acquired Fund in exchange for the Acquiring Fund’s assumption of the identified liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares, followed by the distribution by the Acquired Fund of such Acquiring Fund Shares to the shareholders of the Acquired Fund in exchange for their shares of the Acquired Fund, all as provided in Section 1 hereof, will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund each will be “a party to a reorganization” within the meaning of Section 368(b) of the Code.
          (b) Under Code Section 361, no gain or loss will be recognized by the Acquired Fund (i) upon the transfer of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the identified liabilities of the Acquired Fund or (ii) upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in liquidation, as contemplated in Section 1 hereof.
          (c) Under Code Section 1032, no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund in exchange for the assumption of the identified liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares as contemplated in Section 1 hereof.
          (d) Under Code Section 362(b), the tax basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the transfer.
          (e) Under Code Section 1223(2), the holding periods of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund.
          (f) Under Code Section 354, no gain or loss will be recognized by Acquired Fund shareholders upon the exchange of all of their Acquired Fund Shares for the Acquiring Fund Shares.
          (g) Under Code Section 358, the aggregate tax basis of the Acquiring Fund Shares to be received by each shareholder of the Acquired Fund will be the same as the aggregate tax basis of Acquired Fund Shares exchanged therefor.
          (h) Under Code Section 1223(1), an Acquired Fund shareholder’s holding period for the Acquiring Fund Shares to be received will include the period during which

Acquired Fund Shares exchanged therefor were held, provided that the shareholder held the Acquired Fund Shares as a capital asset on the date of the exchange.
          (i) The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.
Pepper Hamilton LLP will express no opinion as to (1) any federal income tax consequences of the Reorganization except as expressly set forth above, (2) any tax consequences of any other transaction except those consummated in accordance with this Agreement, (3) the tax consequences with respect to any asset as to which any unrealized gain or loss is required to be recognized for U.S. federal income tax purposes at the end of a taxable year (or on the termination thereof) under a mark-to-market system of accounting, if the Reorganization is treated as a Section 368(a)(1)(C) transaction, (4) the tax consequences with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code, if the Reorganization is treated as a Section 368(a)(1)(C) transaction, and (5) any foreign, state or local tax consequences of the Reorganization.
     The opinion will be based on certain factual certifications made by officers of Pacific Capital and FundVantage and shall also be based on customary assumptions. The opinion will note certain published precedent. The parties acknowledge that the opinion is not a guarantee that the tax consequences of the Reorganization will be as described above, and that there is no assurance that the Internal Revenue Service or a court would agree with the opinion.
     8.8. At any time prior to the Closing, any of the foregoing conditions of this Section 8 (except for Section 8.1 and 8.7) may be jointly waived by the Board of Trustees of Pacific Capital and the Board of Trustees of FundVantage with respect to an Acquired Fund and the corresponding Acquiring Fund, if, in the judgment of the Board of Trustees of Pacific Capital, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquired Fund and, if, in the judgment of the Board of Trustees of FundVantage, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquiring Fund.
9. BROKERAGE FEES; EXPENSES; UNIDENTIFIED LIABILITIES.
     9.1. Each of Pacific Capital, the Acquired Funds, FundVantage and the Acquiring Funds represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker’s or finder’s or other similar fee or commission arising out of the transactions contemplated by this Agreement.
     9.2. BOH or one of its affiliates agrees to bear the costs of Pacific Capital, the Acquired Fund, and the Acquiring Fund for the following expenses incurred in connection with the Reorganization: (a) meeting fees for the Board of Trustees of Pacific Capital, (b) legal fees incurred in connection with the review of documents related to the Reorganization, (c) proxy preparation and solicitation fees in connection with a meeting of the Acquired Fund’s shareholders to consider approval of the Agreement and the transactions contemplated hereby,

(d) audit fees and related year-end expenses, (e) conversion expenses, (f) reasonable due diligence costs, (g) reasonable costs associated with the transfer of books and records, (h) costs related to any expenses caps or limitations in place with respect to the Acquired Fund, and (i) other mutually agreed upon expenses. In the event that Pacific Capital or FundVantage terminates this Agreement pursuant to Section 11, BOH shall not be obligated to bear or reimburse any costs pursuant to this Section 9.2 that are incurred after such termination.
10. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
     10.1. This Agreement supersedes all previous correspondence and oral communications among the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter and may not be changed except by a letter of agreement signed by each party hereto.
     10.2. The representations, warranties and covenants contained in this Agreement or in any other document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except Sections 1.1, 1.3, 1.4, 1.5, 1.6, 5.6, 5.8, 5.9, 9, 10, 14, 15 and 16.
11. TERMINATION
     11.1. This Agreement may be terminated by the mutual agreement of Pacific Capital and FundVantage prior to the Closing Date.
     11.2. In addition, either Pacific Capital or FundVantage may at its option terminate this Agreement at or prior to the Closing Date because:
          (a) With respect to a termination by Pacific Capital, by reason of a material breach by FundVantage of any representation, warranty, covenant or agreement contained herein to be performed by an Acquiring Fund or FundVantage at or prior to the Closing Date, provided that FundVantage shall have been given a period of 10 business days from the date of the occurrence of such material breach to cure such breach and shall have failed to do so; or with respect to a termination by FundVantage, by reason of a material breach by Pacific Capital of any representation, warranty, covenant or agreement herein to be performed by an Acquired Fund or Pacific Capital at or prior to the Closing Date, provided that Pacific Capital shall have been given a period of 10 business days from the date of the occurrence of such material breach to cure such breach and shall have failed to do so;
          (b) If a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or
          (c) If any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this

Agreement pursuant to this Section 11.2(c) shall have used its reasonable efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied.
     11.3. If the transactions contemplated by this Agreement have not been substantially completed by July 31, 2010, this Agreement shall automatically terminate on that date unless a later date is agreed to by all of the parties to this Agreement.
     11.4. If for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to any other party for any damages resulting therefrom, including, without limitation, consequential damages; provided, however, that if a party terminates this Agreement by reason of the willful default of the other party, all remedies at law or in equity of the party adversely affected shall survive.
     11.5. In the event of the termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 11, this Agreement shall become void and have no effect except that (a) Sections 9.1, 9.2, 10.1, 11.4, 11.5, 13, 14, 15 and 16 shall survive any termination of this Agreement, and (b) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liability or damages arising out of any breach of any provision of this Agreement by any party prior to the date of termination, unless the termination is effected pursuant to Section 11.1.
12. TRANSFER TAXES.
     Any transfer taxes payable upon issuance of the Acquiring Fund Shares shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.
13. AMENDMENTS.
     This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of FundVantage and Pacific Capital; provided, however, that following the shareholders’ meeting called by the Acquired Fund pursuant to Section 5.2, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to shareholders of the Acquired Fund under this Agreement to the detriment of such shareholders without their further approval.
14. NOTICES.
     Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, express delivery or certified mail addressed to Pacific Capital or the Acquired Funds at 130 Merchant Street, Suite 370, Honolulu, Hawaii 96813, Attn: President, or FundVantage or the Acquiring Funds at PNC-GIS, 301 Bellevue Parkway, Wilmington, DE 19809, Attn: Joel Weiss.

15. PUBLICITY/CONFIDENTIALITY
     15.1. Any public announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as the parties mutually shall agree in writing (which writing may include e-mail), provided that nothing herein shall prevent either party from making such public announcements as may be required by law, in which case the party issuing such statement or communication shall use all reasonable commercial efforts to advise the other party prior to such issuance.
     15.2. Pacific Capital, FundVantage, and BOH (for purposes of this Section 15, the “Protected Persons”) shall hold, and shall cause their board members, officers, employees, representatives, agents and affiliates to hold, in strict confidence, and not disclose to any other person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other Protected Persons, all confidential information obtained from the other Protected Persons in connection with the transactions contemplated by this Agreement, except such information may be disclosed: (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable law; (iii) if it is publicly available through no act or failure to act of such party; (iv) it if was already known to such party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.
     15.3. In the event of a termination of this Agreement, Pacific Capital, FundVantage and BOH agree that they along with their employees, representative agents and affiliates shall, and shall cause their affiliates to, except with the prior written consent of the other Protected Persons, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all confidential or proprietary information relating to the other Protected Persons and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable law; (ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.
16. MISCELLANEOUS.
     16.1. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     16.2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     16.3. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.
     16.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
     16.5. All covenants, agreements, representations and warranties made in this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.
     16.6. A copy of Pacific Capital’s Declaration of Trust dated as of October 30, 1992, as amended, to which reference is hereby made is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law. This Agreement was executed or made by or on behalf of Pacific Capital and the Acquired Funds by the Trustees or officers of Pacific Capital as Trustees or officers and not individually and the obligations of this Agreement are not binding upon any of them or the shareholders of the Acquired Funds individually but are binding only upon the assets and property of Pacific Capital or upon the assets belonging to the series or class for the benefit of which the Trustees have caused this Agreement to be made.
     16.7. A copy of FundVantage’s Agreement and Declaration of Trust dated August 28, 2006 to which reference is hereby made is on file at the office of the Secretary of State of the State of Delaware and elsewhere as required by law. This Agreement was executed or made by or on behalf of FundVantage and the Acquiring Fund by the Trustees or officers of FundVantage as Trustees or officers and not individually and the obligations of this Agreement are not binding upon any of them or the shareholders of the Acquiring Fund individually but are binding only upon the assets and property of FundVantage or upon the assets belonging to the series or class for the benefit of which the Trustees have caused this Agreement to be made.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President, a Vice President or Treasurer.

FUNDVANTAGE TRUST On behalf of its following series: Tax-Free Securities Fund Tax-Free Short Intermediate Securities Fund
By:	/s/ Joel Weiss
	Name:	Joel Weiss
	Title:	President

PACIFIC CAPITAL FUNDS On behalf of its following series: Tax-Free Securities Fund Tax-Free Short Intermediate Securities Fund
By:	/s/ Robert I. Crowell
	Name:	Robert I. Crowell
	Title:	President, Pacific Capital Funds

For purposes of Sections 9.2 and 15 only: BANK OF HAWAII
By:	/s/ Vincent E. Barfield
	Name:	Vincent E. Barfield
	Title:	Sr. Executive Vice President